SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

DIAMOND HILL FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Diamond Hill Funds

Please refer to the accompanying voting ballot(s) for your specified Fund(s)

February 2026

Dear Shareholder,

As a shareholder in one or more of the Diamond Hill Funds (the “Funds”), you recently received a proxy communication via e-mail or in the mail in connection with the Special Meeting of Shareholders to be held on April 17, 2026.

While the Funds’ investment strategies and portfolio management teams will remain unchanged, shareholders are being asked to consider and approve a new investment management agreement between the Trust and Diamond Hill and to elect nine nominees to the Board of Trustees of the Trust.

After careful consideration, the Board unanimously recommends that you vote FOR the approval of each proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed card in the pre-paid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-888-315-7114 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

To support this process, Diamond Hill has partnered with Sodali & Co., who can be reached at 1-888-315-7114 regarding any questions you may have. Please note that a representative from Sodali may call you to assist in voting.

Thank you,

XXXXXXXXX

Diamond Hill Funds

DHF - REM 1

INSERT ADVISOR’S LOGO HERE

Letter from Advisor to Client

February X, 2026

Dear [Client Name],

You should have received proxy material in the mail or by e-mail in connection with the Special Meeting of Shareholders of Diamond Hill Funds to be held on April 17, 2026. This process is a regulatory requirement that helps protect your rights as an investor.

As part of Diamond Hill’s upcoming acquisition by First Eagle Investments, Diamond Hill Fund shareholders are being asked to consider and approve a new investment advisory agreement and to elect nine qualified nominees to the Board of Trustees of the Trust. When I reviewed the proxy statement and spoke with my Diamond Hill contact, I learned that Diamond Hill’s investment strategies and portfolio management team will remain unchanged. Importantly, the Diamond Hill Board unanimously recommends shareholders vote “For” both proposals.

As your advisor, I recommend that when you receive the proxy materials, you follow the instructions to vote by signing, dating, and mailing the proxy card in the pre-paid return envelope or follow the instructions provided to vote by internet or telephone. If you have not voted, you may receive a phone call from Diamond Hill’s proxy solicitor, Sodali & Co. Please note that Sodali is a legitimate firm that is advising and soliciting Diamond Hill Funds’ shareholders. You can vote your shares on the phone with the Sodali representative by calling toll free 1-888-315-7114. Once your vote is cast, all solicitation phone calls, emails and paper mailings will cease.

Please don't hesitate to reach out with any questions.

Thank you,

[Advisor]

Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of the Company, may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed Merger, including the expected timetable for completing the Merger and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Shares; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

This Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Merger. In connection with the Merger, on January 28, 2026, the Company filed with the SEC a definitive proxy statement on Schedule 14A relating to a special meeting of its shareholders (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC and send to its shareholders in connection with the Merger. The Merger will be submitted to the Company’s shareholders for their consideration. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Merger.

The Company’s shareholders may obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at www.diamond-hill.com.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Shares is set forth in the section entitled “Executive Officer Stock Ownership and Retention Guidelines” in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 14, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000909108/000090910825000014/dhil-20250311.htm). To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Email language for brief sales team update to intermediary and institutional clients on upcoming Fund proxy voting/solicitation:

Dear [Client],

I’m reaching out with a quick heads-up. As part of our firm’s upcoming acquisition, we recently filed a proxy statement for the Diamond Hill Funds.

We engaged Sodali & Co. to support the proxy vote process, and we expect Sodali to begin contacting unvoted shareholders later this month. For now, I wanted to keep you in the loop on where things stand so you’re not caught off guard.

[Optional addition for those who want to utilize it/know the advisor has voting rights]: You can submit your vote and view the final filing using the link here.

[Optional addition for those who want to utilize it/know the end client has voting rights]: I’ve attached suggested language you may share with your clients that explains the proxy vote, why it is required and how to submit their vote.

[Optional addition for those unsure who has voting rights]: You can submit your vote and view the final filing using the link here. I’ve also attached suggested language you may share with your clients that explains the proxy vote, why it is required, and how to submit their vote, if applicable.

Please let me know if you have any questions, or if there’s anything we can do on our end to help this go as smoothly as possible.

Thank you for your continued partnership.

[Diamond Hill contact]